Exhibit 99.04

UNAUDITED PRO FORMA FINANCIAL INFORMATION

       The following unaudited pro forma financial information adjusts the historical consolidated balance sheets and statements of income of the Company and WEC's utility subsidiary, Wisconsin Electric Power Company (referred to herein as WE) after giving effect to the proposed business combination transaction (the Transaction) to form Primergy and a new subsidiary structure. The unaudited pro forma combined condensed balance sheets at December 31, 1996 give effect to the Transaction as if it had occurred on that date. The unaudited pro forma combined condensed statements of income for the periods ended December 31, 1996, 1995, and 1994, give effect to the Transaction as if it had occurred at January 1, 1994. These statements are prepared on the basis of accounting for the Transaction as a pooling of interests and are based on the assumptions set forth in the notes thereto.

       The following pro forma financial information has been prepared from, and should be read in conjunction with, the historical consolidated financial statements and related notes thereto of the Company and WE. The following information is not necessarily indicative of the financial position or operating results that would have occurred had the Transaction been consummated on the date, or at the beginning of the periods, for which the Transaction is being given effect nor is it necessarily indicative of future operating results or financial position. Completion of the Transaction is subject to numerous conditions, many of which are beyond NSP's control.

Wisconsin Energy Company Pro Forma Combined Condensed Information

       The pro forma financial information combines the historical financial statements of the Company and WE after giving effect to the Transaction, including the merger of the Company into Wisconsin Energy Company and the transfer of certain Company gas distribution properties to New NSP.


                         WISCONSIN ENERGY COMPANY *
        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
                  TWELVE MONTHS ENDED DECEMBER 31, 1996

(In thousands)

                               WE      The Company    Pro Forma    Pro Forma
                          As Reported  As Reported  Adjustments     Combined

Utility Operating
 Revenues
  Electric                 $1 393 270     $377 073                $1 770 343
  Gas                         364 875       88 756                   453 631
  Steam                        15 675                                 15 675
    Total Operating
     Revenues               1 773 820      465 829                 2 239 649

Utility Operating
 Expenses
  Electric production-
   fuel and purchased
   power                      331 867      178 657                   510 524
  Cost of gas sold
   and transported            234 254       58 347                   292 601
  Other operation             391 520       77 851                   469 371
  Maintenance                 103 046       19 617                   122 663
  Depreciation and
   amortization               202 796       35 731                   238 527
  Taxes other than
   income taxes                77 866       14 332                    92 198
  Income taxes                126 627       24 688                   151 315
    Total Operating
     Expenses               1 467 976      409 223                 1 877 199

Utility Operating
 Income                       305 844       56 606                   362 450

Other Income (Expenses)        11 746        1 016                    12 762

Income Before Interest
 Charges and Preferred
 Dividends                    317 590       57 622                   375 212

Interest Charges              106 275       18 925                   125 200

Net Income                    211 315       38 697                   250 012

Preferred Stock
 Dividend Requirement           1 203                                  1 203

Earnings Available for
 Common Stockholder        $  210 112    $  38 697                $  248 809


See accompanying notes to unaudited pro forma combined financial statements.

* In connection with the business combinations, WE will be renamed Wisconsin Energy Company

Note: Earnings per share of common stock are not applicable because the Wisconsin Energy Company common stock will be owned by Primergy.



                          WISCONSIN ENERGY COMPANY *
          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
                    TWELVE MONTHS ENDED DECEMBER 31, 1995

(In thousands)

                               WE      The Company    Pro Forma    Pro Forma
                          As Reported  As Reported  Adjustments     Combined

Utility Operating
 Revenues
  Electric                 $1 437 480     $381 040                $1 818 520
  Gas                         318 262       78 058                   396 320
  Steam                        14 742                                 14 742
    Total Operating
     Revenues               1 770 484      459 098                 2 229 582

Utility Operating
 Expenses
  Electric production-
   fuel and purchased
   power                      345 387      178 446                   523 833
  Cost of gas sold
   and transported            188 764       52 356                   241 120
  Other operation             395 242       79 472                   474 714
  Maintenance                 112 400       20 780                   133 180
  Depreciation and
   amortization               183 876       33 097                   216 973
  Taxes other than
   income taxes                74 765       14 109                    88 874
  Income taxes                141 029       24 662                   165 691
    Total Operating
     Expenses               1 441 463      402 922                 1 844 385

Utility Operating
 Income                       329 021       56 176                   385 197

Other Income (Expenses)        21 272        2 143                    23 415

Income Before Interest
 Charges and Preferred
 Dividends                    350 293       58 319                   408 612

Interest Charges              109 625       19 102                   128 727

Net Income                    240 668       39 217                   279 885

Preferred Stock
 Dividend Requirement           1 203                                  1 203

Earnings Available for
 Common Stockholder        $  239 465    $  39 217                $  278 682


See accompanying notes to unaudited pro forma combined financial statements.

* In connection with the business combinations, WE will be renamed Wisconsin Energy Company

Note: Earnings per share of common stock are not applicable because the Wisconsin Energy Company common stock will be owned by Primergy.



                           WISCONSIN ENERGY COMPANY *
          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
                    TWELVE MONTHS ENDED DECEMBER 31, 1994

(In thousands)

                               WE      The Company    Pro Forma    Pro Forma
                          As Reported  As Reported  Adjustments     Combined

Utility Operating
 Revenues
  Electric                 $1 403 562     $375 105                $1 778 667
  Gas                         324 349       76 715                   401 064
  Steam                        14 281                                 14 281
    Total Operating
     Revenues               1 742 192      451 820                 2 194 012

Utility Operating
 Expenses
  Electric production-
   fuel and purchased
   power                      328 485      179 558                   508 043
  Cost of gas sold
   and transported            199 511       53 484                   252 995
  Other operation             399 011       77 958                   476 969
  Maintenance                 124 602       22 385                   146 987
  Depreciation and
   amortization               177 614       30 774                   208 388
  Taxes other than
   income taxes                76 035       13 710                    89 745
  Revitalization
   Charges                     73 900                                 73 900
  Income taxes                 99 761       19 077                   118 838
    Total Operating
     Expenses               1 478 919      396 946                 1 875 865

Utility Operating
 Income                       263 273       54 874                   318 147

Other Income (Expenses)        25 334        1 245                    26 579

Income Before Interest
 Charges and Preferred
 Dividends                    288 607       56 119                   344 726

Interest Charges              106 853       17 574                   124 427

Net Income                    181 754       38 545                   220 299

Preferred Stock
 Dividend Requirement           1 351                                  1 351

Earnings Available for
 Common Stockholder        $  180 403    $  38 545                $  218 948


See accompanying notes to unaudited pro forma combined financial statements.

* In connection with the business combinations, WE will be renamed Wisconsin Energy Company

Note: Earnings per share of common stock are not applicable because the Wisconsin Energy Company common stock will be owned by Primergy.


                    NORTHERN STATES POWER COMPANY (WISCONSIN)
                   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                             DECEMBER 31, 1996

(In thousands)

                                       The Company    Pro Forma  The Company
Pro Forma Balance Sheet                As Reported  Adjustments  As Adjusted
                                                        (Note 2)
       Assets
Utility Plant
  Electric                                $894 143                  $894 143
  Gas                                       99 817      (35 406)      64 411
  Other                                     67 262                    67 262
    Total                                1 061 222      (35 406)   1 025 816
  Accumulated provision
   for depreciation                       (395 619)      15 196     (380 423)
  Nuclear fuel-net
    Net Utility Plant                      665 603      (20 210)     645 393

Current Assets                              86 933       18 445      105 378

Other Assets                                56 595       (1 183)      55 412

Total Assets                              $809 131      $(2 948)    $806 183


     Liabilities and Equity
Capitalization
  Common stock equity                     $331 412                  $331 412
  Cumulative preferred
   stock and premium
  Long-term debt                           231 688                   231 688
    Total Capitalization                   563 100                   563 100

Current Liabilities
  Current portion of
   long-term debt
  Short-term debt                           39 300                    39 300
  Other                                     50 112                    50 112
    Total Current
     Liabilities                            89 412                    89 412

Other Liabilities                          156 619       (2 948)     153 671

Total Capitalization
 and Liabilities                          $809 131      $(2 948)    $806 183


See accompanying notes to unaudited pro forma combined condensed financial statements.



                          WISCONSIN ENERGY COMPANY*
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                             DECEMBER 31, 1996

(In thousands)

                                                                   Adjusted
                               WE      The Company    Pro Forma    Pro Forma
Pro Forma Balance Sheet   As Reported  As Adjusted  Adjustments     Combined
                                      (See Page 59)     (Note 3)
       Assets
Utility Plant
  Electric                 $4 857 528     $894 143                $5 751 671
  Gas                         505 100       64 411                   569 511
  Other                        61 765       67 262                   129 027
    Total                   5 424 393    1 025 816                 6 450 209
  Accumulated provision
   for depreciation        (2 441 950)    (380 423)               (2 822 373)
  Nuclear fuel-net             75 476
    Net Utility Plant       3 057 919      645 393                 3 703 312

Current Assets                540 825      105 378                   646 203

Other Assets                  908 416       55 412     (150 269)     813 559

Total Assets               $4 507 160     $806 183    $(150 269)  $5 163 074


     Liabilities and Equity
Capitalization
  Common stock equity      $1 738 788     $331 412                $2 070 200
  Cumulative preferred
   stock and premium           30 450                                 30 450
  Long-term debt            1 371 446      231 688                 1 603 134
    Total Capitalization    3 140 684      563 100                 3 703 784

Current Liabilities
  Current portion of
   long-term debt             183 635                                183 635
  Short-term debt              45 390       39 300                    84 690
  Other                       258 570       50 112                   308 682
    Total Current
     Liabilities              487 595       89 412                   577 007

Other Liabilities             878 881      153 671     (150 269)     882 283

Total Capitalization
 and Liabilities           $4 507 160     $806 183    $(150 269)  $5 163 074


See accompanying notes to unaudited pro forma combined condensed financial statements.

* In connection with the business combinations, WE will be renamed Wisconsin Energy Company.



WISCONSIN ENERGY COMPANY *

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS


1. The unaudited pro forma combined condensed financial statements reflect the previously planned merger by WEC of its gas utility subsidiary, Wisconsin Natural (WN), into WE to form a single combined utility subsidiary. Completion of the planned merger occurred on January 1, 1996.

      As part of the Merger Transaction, the unaudited pro forma combined condensed financial statements reflect the merger of the Company, currently a wholly owned subsidiary of the Minnesota Company, into Wisconsin Energy Company. At the time of the merger of the Company into Wisconsin Energy Company, New NSP will acquire certain gas utility assets in La Crosse and Hudson, Wisconsin from the Company.

2. A pro forma adjustment has been made in the Company's Unaudited Pro Forma Condensed Balance Sheet at December 31, 1996 to reflect the sale at net book value of the gas utility assets and liabilities of the Company's divisions in La Crosse and Hudson, Wisconsin to New NSP.

      Unaudited pro forma income statement amounts for Wisconsin Energy Company do not reflect the transfer of the La Crosse and Hudson divisions by the Company to New NSP. The revenues related to those divisions for the twelve months ended December 31, 1996, 1995 and 1994 were $32,462,000, $28,897,000, and $26,779,000, respectively. The amount of related expenses have not been quantified.

3. A pro forma adjustment has been made in the Wisconsin Energy Company Unaudited Pro Forma Combined Condensed Balance Sheet at December 31, 1996 to conform the presentation of noncurrent deferred income taxes into one net amount. All other financial statement presentation and accounting policy differences are immaterial and have not been adjusted in the unaudited pro forma combined condensed financial statements.

4. Intercompany transactions (including purchased power and exchanged power transactions) between WE and the Company during the period presented were not material and, accordingly, no pro forma adjustments were made to eliminate such transactions.

5. The allocation between NSP and WEC and their customers of the estimated cost savings resulting from the transactions contemplated by the Merger Agreement, net of the costs incurred to achieve such savings, will be subject to regulatory review and approval. None of these estimated cost savings, the costs to achieve such savings, or transaction costs have been reflected in the unaudited pro forma combined condensed financial statements.


* In connection with the business combinations, WE will be renamed Wisconsin Energy Company.